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Lumentum Holdings Inc.

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition (the “Acquisition”) of NeoPhotonics Corporation (“NeoPhotonics”) by Lumentum Holdings Inc. (“Lumentum”), a Delaware corporation and Neptune Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lumentum (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 3, 2021, by and among NeoPhotonics, Lumentum and Merger Sub:

Excerpts of Transcript of Fireside Chat with Alan Lowe, Wajid Ali and Chris Coldren of Lumentum at the Barclays Global Technology, Media and Telecommunications Conference relating to the Acquisition

The item listed above was first used or made available on December 7, 2021. The item listed above omits certain sections of the discussion that are unrelated to the Acquisition. Three asterisks (***) indicate where discussion unrelated to the Acquisition has been omitted.

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<<Tom O’Malley, Barclays>>

Thanks for being here. Yeah. Thank you for being here today. So similar to last time we spoke this past year, I just want to start out with a broad overarching question. It’s been a crazy year for Lumentum with major changes to the 3D sensing ecosystem, M&A and the optical landscape. And as we sit here now and look into next year, what areas of business are most exciting for you in terms of growth? And how do you see these next 12 months kind of unfolding for you?

<<Alan Lowe, President and Chief Executive Officer>>

Yeah. Well, thanks for the question. And again thanks for having us. Well, I’m excited about a lot of the areas for opportunity for us for growth. Maybe I’ll start with telecom because as we said at the last few earnings calls, our telecom transport demand has been very, very strong, and it’s usually a very strong leading indicator for growth in telecom, as well as specifically in telecom transmission that comes after you lay the transport layer of the network. Combined with the fact that we’re hopeful that we’re going to close the NeoPhotonics acquisition that puts us in a really, really great space for the 400, 600 and 800 gig deployments over these new networks. So that’s pretty exciting on telecom.

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<<Tom O’Malley, Barclays>>

Awesome. So you touched on a bunch of different growth areas there. Let’s start with the acquisition, because I think it’s freshest in our minds. So on the new acquisition, what made you feel like you needed to do this deal now? So what parts of the technology portfolio that they had made you feel like you needed to acquire them? And then in terms of the market, was it just them you looked at? Or did you look at other targets and say, “Hey. This is the guy we want.”? And why?

<<Alan Lowe, President and Chief Executive Officer>>

Sure. Well, I mean, we’re always looking at a lot of targets and we just felt it was the right time for us and for NeoPhotonics, quite frankly, to get together with someone of more scale for a couple reasons. Our product portfolio is very complementary. They’ve got an excellent set of components to go into the high speed optical networking transmission space. They’re working on ZR and ZR+. We’re working on more on the longer haul stuff. They bring Silicon Photonics, as well as other IC capability with TIAs and drivers that are very, very complementary to us. And so we looked at the technology. We looked at the market inflection point as 400, 600, 800 gig really start taking off, and are expected to grow at a compound annual growth rate of 70% on port count, not revenue, because prices will come down, but on port count over the next five years. So we thought it was an exciting time for us.

On the NeoPhotonics side, they’re on the precipice of really growing strongly and they’re having to convince customers that they are the partner of choice for them. And you look at the hyperscalers where they’re working to get designed in and start to ramp on things like ZR, and as a standalone company, NeoPhotonics didn’t necessarily have the balance sheet that would instill confidence that they would be able to continue to invest, but together with Lumentum, that’s certainly giving the message that the balance sheet is there, the investment’s going to be there and we’re going to invest in the capital and capacity needed to support the kind of ramps that the hyperscalers need. And that was another reason why we offered up in the deal a $50 million loan that they could draw down between the signing and the closing to support these kinds of ramps. So it’s a very, very exciting time for us.

<<Tom O’Malley, Barclays>>

Yeah. And I think people have talked about ZR for a long time as a huge opportunity in your industry. In terms of timing, going into the year, people thought it may be mid-year. We’re kind of getting later in the year now. What’s the timeframe on the ZR deployment? Is it actually happening now? Or is this more of halfway through 2022?

<<Alan Lowe, President and Chief Executive Office>>

Well, I’ll give you my thought and maybe Chris, you can chime in. I think it’s a lot of work to get designed in and get both the components that are getting designed into these ZR modules, but also the ZR modules to get designed in. But I really think it’s a 2022 ramp and probably a more meaningful second half ramp than first half. But I think we’ll start seeing some volumes beginning early part of next year.

<<Tom O’Malley, Barclays>>

And can you talk about strategy in the ZR market? Obviously as a module manufacturer, when you move to ZR, there’s a big DSP that comes in to play. Strategically, does it change the way you look at the market when you go out and have to source a bigger portion of your bomb from an IC developer? How does that change the ecosystem with you and your competitors there?

<<Alan Lowe, President and Chief Executive Office>>

Yeah. I mean, our strategy has been to partner with the DSP providers. And NeoPhotonics did the same. And so instead of spending the 50 or 60 or $70 million to develop a three nanometer DSP, our strategy has been to partner with those semiconductor companies. And so far, it’s working fine. I mean, we have a partnership on 100 and 200 gig that work fine. We have partnerships on the 400 gig and we’re looking at what to do next on 800 gig. And bringing in some of the complementary semiconductors around the DSP make a lot of sense. And that’s one of the things that really attracted us to NeoPhotonics. But I think our strategy today is partner with the leading DSP suppliers and make sure that together we have the module cost that our customers need and be able to support the margin profile that we need as well.

* * *

<<Tom O’Malley, Barclays>>

Helpful. I think we got time for one or two more. So I’ll get you involved here, Wajid. Sorry to keep you on the side here. We’ll transition to more of the CFO type questions. But I wanted to touch briefly on the margin front. I think one of the premier storylines of this company really over the past year plus has been this transition to this 50s margin model. Chris spoke about it earlier, getting out of some product lines that maybe had been cannibalized, focusing on areas of the business where you could see a sustainable margin advantage. So you’ve seen that happen. You saw in the September quarter, largely as a function of the big ramp that you have with your largest customer, a 55 gross margin. You talked about that might not be the most sustainable way to look at the business, but could you just remind us what’s the right way to look at this business longer term? And why can’t you make this transition to 50s gross margin business steadily for years to come here?

* * *

<<Wajid Ali, Executive Vice President and Chief Financial Officer>>

But I think more importantly, as we closed the NeoPhotonics acquisition, we didn’t make a change to our margin model either. And we’ve kind of put a stake in the ground and said, Hey look, we’re going to continue to target that type of margin model once we get the proforma synergies out of NeoPhotonics and right now NeoPhotonics is running in the high twenties. Our goal is to bring those margins more in line with the rest of our telecom business. And so, as we have the tailwinds and Datacom and in our lasers business, hopefully those along with the synergies we see in NeoPhotonics can enable us to maintain the margin model that we committed to over a year ago. And so that’s really the way we’re looking at it right now.

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Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, NeoPhotonics will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com or by contacting NeoPhotonics’ Investor Relations at ir@NeoPhotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.